Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Healthier Choices Management Corp. (f/k/a Vapor Corp.) (the “Company”) on Form S-8 (File No. 333-188888), Form S-3 (File No. 333-206053), and Form S-3 (File No. 333-203490) of our report, dated March 23, 2017 with respect to our audit of the consolidated financial statements of the Company as of December 31, 2016 and for the year then ended, which report is included in this Annual Report on Form 10-K of the Company.

/s/ Morrison, Brown, Argiz, and Farra, LLC

March 23, 2017

Miami, Florida